UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 21, 2016
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)
Commonwealth of Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		804 887-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Company was held on July 21, 2016, for the purposes enumerated below. As of the May 31, 2016 record date, there were 129,320,219 shares of Media General’s Voting Common Stock, issued and outstanding and entitled to be voted at the Annual Meeting. 112,461,526 shares of Media General’s Voting Common Stock were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

1)	The following votes were cast in reference to electing members to the board of directors.

	Shares Voted “FOR”	Shares Voted “WITHHELD”	Shares Broker Non-Votes
Diana F. Cantor	102,184,862	351,296	0
Royal W. Carson III	99,553,282	2,982,876	0
H.C. Charles Diao	102,192,346	343,812	0
Dennis J. FitzSimons	99,560,485	2,975,673	0
Soohyoung Kim	99,523,426	3,012,732	0
Douglas W. McCormick	75,263,425	27,272,733	0
John R. Muse	102,234,702	301,456	0
Wyndham Robertson	99,576,632	2,959,526	0
Vincent L. Sadusky	101,739,733	796,425	0
Thomas J. Sullivan	102,193,795	342,363	0

2)
Stockholders voted in favor of the ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants. 112,142,537 shares were voted in favor; 212,864 shares were voted against; 106,125 shares abstained.

3)
Stockholders voted in favor of a resolution approving the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, included in the Compensation Discussion and Analysis, the compensation tables and narrative discussion. 63,318,551 shares were voted in favor; 38,905,031 shares were voted against; 312,576 shares abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date July 25, 2016
/s/ James F. Woodward
James F. Woodward
Senior Vice President,
Chief Financial Officer